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Qwest [graphic logo omitted]                                                NEWS

         QWEST CORPORATION COMPLETES $1.5 BILLION SENIOR NOTES OFFERING

DENVER, March 12, 2002 -- Qwest Corporation, a wholly owned subsidiary of Qwest Communications International Inc., today announced that it has completed its previously announced issuance of $1.5 billion principal amount of indebtedness. The notes representing the debt were issued at 98.40% of par, and carry an interest rate of 8 7/8 percent per annum.

The debt, which matures on March 15, 2012, was issued in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933. Qwest Corporation has agreed to offer to exchange the unregistered senior notes for substantially identical registered senior notes.

The notes rank equally with all of Qwest Corporation's other unsecured and unsubordinated indebtedness, and are not guaranteed by Qwest Communications International Inc. Qwest expects to apply the net proceeds of the issuance to repay short-term indebtedness and current maturities of long-term indebtedness.

The notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This notice does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

                                    # # #

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Communications International Inc. (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: potential fluctuations in quarterly results; volatility of Qwest's stock price; intense competition in the markets in which we compete; changes in demand for our products and services; the duration and extent of the current economic downturn, including its effect on our customers and suppliers; adverse economic conditions in the markets served by us or by companies in which we have substantial investments; adverse results of review and scrutiny by regulatory authorities, media and others of financial reporting practices; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; rapid and significant changes in technology and markets; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; adverse developments in commercial disputes or legal proceedings; delays in our ability to provide interLATA services within our 14-state local service area; failure to maintain rights-of-way; and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company. This release may include analysts' estimates and other information prepared by third parties for which we assume no responsibility. We undertake no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.

      Contacts:   Media Contact:                Investor Contact:
                  --------------                -----------------
                  Tyler Gronbach                Lee Wolfe
                  303-992-2155                  800-567-7296
                  tyler.gronbach@qwest.com      IR@qwest.com

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